                                                                   EXHIBIT 4.4.2
                                                                       EXECUTION









                            SEQUOIA MORTGAGE TRUST 1,


                                    DEPOSITOR


                                       AND


                           FIRST UNION NATIONAL BANK,


                                     TRUSTEE


                    -----------------------------------------



                                 TRUST AGREEMENT

                                Dated May 4, 1999


                   ------------------------------------------


                                  $157,266,300

                        Mortgage Bond-Backed Certificates

                                  Series 1999-A



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                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01. Definitions........................................................................1
Section 1.02. Calculations Respecting Accrued Interest...........................................6

                                   ARTICLE II
                       CONVEYANCE OF THE UNDERLYING BONDS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of the Underlying Bonds.................................................6
Section 2.02. Issuance of Certificates...........................................................7

                                   ARTICLE III
                     ADMINISTRATION OF THE UNDERLYING BONDS

Section 3.01. Collection of Payments on Underlying Bonds; Certificate Account....................7
Section 3.02. Distributions......................................................................8
Section 3.03. [Reserved].........................................................................8
Section 3.04. Statements to Certificateholders...................................................8
Section 3.05. No Segregation of Moneys...........................................................9
Section 3.06. Tax Status and Reporting...........................................................9

                                   ARTICLE IV
                                THE CERTIFICATES

Section 4.01. The Certificates..................................................................10
Section 4.02. Registration of and Limitations on Transfer and Exchange of Certificates..........10
Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificates.................................13
Section 4.04. Persons Deemed Owners.............................................................14

                                    ARTICLE V
                                   THE TRUSTEE

Section 5.01. Representation and Warranty.......................................................14
Section 5.02. Directions to Trustee.............................................................14
Section 5.03. Liability of the Trustee..........................................................14
Section 5.04. Merger or Consolidation of the Trustee............................................14
Section 5.05. Limitation on Liability of the Trustee and Others.................................15
Section 5.06. Trustee's Compensation............................................................16
Section 5.07. Resignation and Removal of the Trustee............................................16
Section 5.08. Successor Trustee.................................................................17

                                   ARTICLE VI
                                   TERMINATION

Section 6.01. Termination Upon Distribution to Certificateholders...............................17
Section 6.02. Failure of Certificateholders to Surrender Certificates...........................18



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

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

Section 7.01. Amendment.........................................................................18
Section 7.02. Limitation on Rights of Certificateholders........................................19
Section 7.03. Limitation on Liability of the Depositor and Others...............................20
Section 7.04. Governing Law.....................................................................20
Section 7.05. Notices...........................................................................20
Section 7.06. Severability of Provisions........................................................21
Section 7.07. Certificates Nonassessable and Fully Paid.........................................21
Section 7.08. Limitations of Liability..........................................................21

                                  ARTICLE VIII
                               SECURITIES ACCOUNT

Section 8.01. The Securities Account............................................................22
Section 8.02. Definitions.......................................................................24
Section 8.03. Liability of the Securities Intermediary..........................................25


Exhibit A - Forms of Certificates
Exhibit B - Schedule of Underlying Bonds
Exhibit C - Form of Rule 144A Investment Letter
Exhibit D - Form of Non-Rule 144A Investment Letter




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         This Trust Agreement (this "Agreement"), dated May 4, 1999, is between
SEQUOIA MORTGAGE TRUST 1, a Delaware business trust, as Depositor (the "Depositor"), and FIRST UNION NATIONAL BANK, a national banking association, as Trustee (the "Trustee").

                                WITNESSETH THAT:

         In consideration of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accrual Period: With respect to any Distribution Date, the one-month period beginning on the immediately preceding Distribution Date and ending on the day immediately preceding the related Distribution Date.

         Administrator: Norwest Bank Minnesota, N.A., as administrator under the Bond and Tax Administration Agreement, dated as of May 4, 1999, by and among the Depositor, the Company, Redwood Trust, the Trustee and the Administrator.

         Available Interest Amount: With respect to any Distribution Date, the total amount paid in respect of interest on the Underlying Bonds on such Distribution Date.

         Available Principal Amount: With respect to any Distribution Date, the total amount paid in respect of principal on the Underlying Bonds on such Distribution Date.

         Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         Business Day: Any day other than a Saturday, Sunday or a day on which banking or savings institutions in the city and state in which the Trustee's Corporate Trust Office (or, if different, the corporate trust office of the Underlying Trustee) is located or in the State of Maryland or in New York, New York are authorized or obligated by law or executive order to be closed.

         Carryforward Interest: With respect to any Distribution Date and each Class of Certificates, the sum of (a) the amount, if any, by which (i) the sum of (x) Current Interest for such Class for the immediately preceding Distribution Date and (y) any Unpaid Carryforward Interest for such Class for such immediately preceding Distribution Date exceeds (ii) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date and (b) accrued interest thereon at the applicable Interest Rate.

         Certificate: Any one of the Certificates, each evidencing an undivided percentage ownership interest in the Trust Fund and executed by the Trustee, in substantially the form set forth in Exhibit A hereto.

         Certificate Account: The trust account created and maintained with the Trustee pursuant to Section 3.01 and referred to therein as the Certificate Account. Funds deposited in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in Article III hereof.

         Certificate Owner: With respect to any Book-Entry Certificate, the Person that is the beneficial owner thereof.

         Certificate Register:  Shall have the meaning provided in Section 4.02.

         Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement (except for any consent pursuant to Section 7.01), any Certificate registered in the name of the Depositor or the Trustee or any affiliate of either shall be deemed not to be outstanding.

         Class: Collectively, all of the Certificates bearing the same designation.

         Closing Date:  May 4, 1999.

         Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         Corporate Trust Office: The principal corporate trust office of the Trustee located at 230 South Tryon Street, Charlotte, North Carolina 28288-1179, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, or the principal corporate trust office of any successor Trustee.

         Current Interest: With respect to each Class of Certificates and any Distribution Date, the aggregate amount of interest accrued during the immediately preceding Accrual Period at the applicable Interest Rate on the Principal Amount or Notional Amount of such Class for such Distribution Date.

         Definitive Certificate: Any Certificate, issued in definitive, fully registered form.

         Denomination: For each Certificate, the amount designated as the original principal amount or notional amount of such Certificate on the face thereof.

         Depositor: Sequoia Mortgage Trust 1, a Delaware business trust, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined



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

in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

         Distribution Date: The same meaning as "Payment Date" as defined in the Underlying Indenture.

         Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (x) the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "Aaa" by Moody's and "AAA" by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, or (y) otherwise approved in writing by each Rating Agency, (ii) an account or accounts the deposits in which are insured by the FDIC or the FSLIC to the limits established by such corporations; provided that any amounts on deposit therein do not exceed such insurable limits, or (iii) a trust account or accounts (which shall be a "special deposit account") maintained with a federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to each Rating Agency in respect of mortgage pass-through certificates rated in one of the two highest rating categories. If otherwise permitted by this definition, accounts maintained with the Trustee (or an affiliate thereof) may constitute Eligible Accounts.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         Final Distribution Date: The Distribution Date set forth in the notice delivered by the Trustee of the final distribution on the Certificates pursuant to Section 6.01.

         Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, and (iii) is not connected with the Depositor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Interest Rate: With respect to each Class of Certificates and each Distribution Date, the per annum rate of interest applicable to Certificates of such Class, as specified below:



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
                Class                              Interest Rate
                -----                              -------------
                  A       The lesser of (i) LIBOR plus 0.40% and (ii) 10.38%.
                  X       The amount, if any, by which (a) the interest rate
                          applicable to the Underlying Bonds exceeds (b) the
                          Interest Rate applicable to the Class A Certificates.

         LIBOR: As defined in the Underlying Master Servicing Agreement.

         Moody's: Moody's Investors Service, or any successor thereto.

         Mortgage Loan: Each mortgage loan included in the Underlying Trust Estate at any time.

         Notional Amount: With respect to any Distribution Date and the Class X Certificates, an amount equal to the Principal Amount of the Class A Certificates for such Distribution Date.

         Opinion of Counsel: A written opinion of counsel, which may be counsel for the Depositor or the Trustee, except that any opinion of counsel concerning certain matters with respect to ERISA, or the taxation, or the federal income tax status, of the Trust Fund, must be an opinion of Independent counsel.

         Outstanding: With respect to the Certificates, as of any date of determination, all Certificates theretofore executed, authenticated and delivered under this Agreement except:

                 (i) Certificates theretofore cancelled by the Registrar or delivered to the Trustee for cancellation; and

                 (ii) Certificates in exchange for or in lieu of which other Certificates have been executed, authenticated and delivered pursuant to this Agreement unless proof satisfactory to the Trustee is presented that any such Certificates are held by a holder in due course.

         Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Percentage Interest: As to any Certificate, the percentage interest represented thereby, such percentage interest being equal to the percentage obtained by dividing the Denomination of such Certificate by the original aggregate Principal Amount or Notional Amount of such Class of Certificates.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.



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         Principal Amount: With respect to any Distribution Date (without giving effect to distributions on such date) and the Class A Certificates, the original Principal Amount thereof less the sum of all previous distributions in reduction of the Principal Amount of such Class.

         Private Placement Memorandum: The private placement memorandum dated April 30, 1999, relating to the Certificates.

         Qualified Institutional Buyer: As defined in Rule 144A under the Securities Act.

         Rating Agency: Each of Moody's and S&P.

         Record Date: With respect to any Distribution Date, the last Business Day immediately preceding such Distribution Date, or in the case of the first Distribution Date, the Closing Date.

         Registrar: Initially the Trustee, in its capacity as Registrar, or any successor to the Trustee in such capacity.

         Responsible Officer: When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the President, any senior vice president, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer in the Corporate Trust division, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         S&P: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         Schedule of Underlying Bonds: The schedule attached as Exhibit B hereto, such schedule setting forth as to each Underlying Bond (i) the original principal amount and (ii) the principal amount after giving effect to any reduction in principal on or prior to the Closing Date.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Trust: The trust created by this Agreement.

         Trust Fund: The corpus of the Trust consisting of (i) the Underlying Bonds described in the Schedule of Underlying Bonds, (ii) all payments on the Underlying Bonds payable after May 4, 1999, (iii) all amounts held from time to time by the Trustee in the Certificate Account, and (iv) the Certificate Account.

         Trustee: First Union National Bank, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

         Underlying Bond: Each of the securities identified on Exhibit B hereto.



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

         Underlying Distribution Date Statement: The report provided by the Underlying Trustee to the holders of related Underlying Bonds and to the Trustee in connection with each Distribution Date.

         Underlying Indenture: The indenture dated as of June 1, 1997, between Sequoia Mortgage Trust 1, as the issuer, and First Union National Bank, as the trustee, pursuant to which the Underlying Bonds were issued.

         Underlying Master Servicing Agreement: The master servicing agreement dated as of June 1, 1997, among Sequoia Mortgage Trust 1, as the issuer, Redwood Trust, Inc., Norwest Bank Minnesota, N.A., as the master servicer, and First Union National Bank, as the trustee.

         Underlying Trust Estate: The collateral pledged to secure the Underlying Bonds pursuant to the Underlying Indenture.

         Underlying Trustee: With respect to the Underlying Bonds, the trustee under the Underlying Indenture.

         Unpaid Carryforward Interest: With respect to any Distribution Date and each Class of Certificates, the aggregate of all Carryforward Interest for such Class of Certificates for all previous Distribution Dates, less all distributions made with respect to such Class of Certificates in respect of Carryforward Interest on such previous Distribution Dates.

         Section 1.02. Calculations Respecting Accrued Interest. Accrued interest, if any, on any Certificate shall be calculated based upon a 360 day year consisting of twelve 30 day months.

                                   ARTICLE II

                  CONVEYANCE OF THE UNDERLYING BONDS; ORIGINAL
                            ISSUANCE OF CERTIFICATES

         Section 2.01. Conveyance of the Underlying Bonds. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Trustee, on behalf of the Holders of the Certificates, without recourse, all the right, title and interest of the Depositor in and to the Underlying Bonds, including all payments thereon payable after May 4, 1999. In connection with such assignment, the Depositor shall have caused the Underlying Bonds to be registered in the name of, or endorsed to the order of, First Union National Bank, as trustee, or in a nominee name of the Trustee, and to be delivered or transferred to the Trustee. The assignment of the Underlying Bonds accomplished hereby is absolute and is intended as a sale. The Depositor represents and covenants that the Underlying Bonds as of the Closing Date are free and clear of any right, charge, security interest or lien or claim in favor of the Depositor or any person claiming through the Depositor (or any such security interest, lien or claim has been released) and that the Depositor has, as of the Closing Date, the right to assign the Underlying Bonds to the Trustee. The Depositor shall cooperate with the Trustee in providing any required transfer documentation with respect to such conveyance. Any payment received by the Depositor which shall be due to the Trustee hereunder shall be paid immediately to the Trustee on or prior to the Closing Date.



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         In the event that any Underlying Bond has not been delivered or transferred to the Trustee, together, in the case of Underlying Bonds in definitive form, with any documentation necessary to effect the assignment thereof to the Trustee, the Depositor shall, within two Business Days after its receipt of notice that such delivery or transfer has not occurred, immediately repurchase such Underlying Bond for a price equal to the principal amount thereof plus interest accrued thereon at the applicable interest rate.

         It is the intention of the Depositor that the transfer and assignment of the Underlying Bonds shall constitute a sale from the Depositor to the Trust and that such Underlying Bonds not be a part of the Depositor's estate in the event of the insolvency of the Depositor. In the event the transfer and assignment of the Underlying Bonds contemplated by this Agreement is deemed to be other than a sale notwithstanding the intent of the parties hereto, this Agreement shall be deemed to be and in such event hereby is the grant of a security interest from the Depositor to the Trustee, and the Trustee shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code in effect in the applicable jurisdiction. In such event, the Depositor agrees to take such action and execute such documents as shall be necessary in order to fully realize the benefits of such secured party status, including, without limitation, powers of attorney, financing statements, notices of lien or other instruments or documents.

         Section 2.02. Issuance of Certificates. The Trustee acknowledges the transfer and delivery to it of the Underlying Bonds in the manner described in
Section 2.01 hereof and declares that the Trustee holds and will hold such Underlying Bonds in trust for the benefit of all present and future Certificateholders and, concurrently with such transfer and delivery, has caused to be duly executed, authenticated and delivered to or upon the order of the Depositor the Certificates in authorized Denominations, registered in such names as the Depositor has requested.

                                  ARTICLE III

                     ADMINISTRATION OF THE UNDERLYING BONDS

         Section 3.01. Collection of Payments on Underlying Bonds; Certificate Account. (a) The Trustee shall establish and maintain an account (the "Certificate Account") entitled "Sequoia Mortgage Trust 1A Mortgage Bond-Backed Certificates, Series 1999-A, Certificate Account," in which the Trustee shall deposit, as soon as practicable after receipt, each payment received by the Trustee with respect to the Underlying Bonds. The Certificate Account shall be an Eligible Account.

         (b) If the bank, trust company or other fiduciary serving as Trustee hereunder is at any time not also serving as Underlying Trustee under the Underlying Indenture, the following provisions of this paragraph shall apply. If the Trustee shall not have received a payment with respect to an Underlying Bond by the Business Day after the date on which such payment was due and payable pursuant to the terms of such Underlying Bond, the Trustee shall request the Underlying Trustee to make such payment as promptly as possible and legally permitted and may, and at the direction of the Certificateholders shall, subject to the penultimate sentence of this paragraph, take any available legal action, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action shall be reimbursed by the Depositor.

         Section 3.02. Distributions. (a) On each Distribution Date the Trustee shall distribute to the Certificateholders of record on the immediately preceding Record Date, by wire transfer to an account specified in writing by such Certificateholders at least five Business Days prior to the preceding Record Date, or otherwise by check or by such other means of payment as such Person and the Trustee shall agree, all amounts on deposit in the Certificate Account; provided, however, that the Trustee shall not distribute to such Holders any amount required to be withheld from a payment to such Holder by the Code.

         (b) Any amounts distributed to a particular Certificateholder pursuant to this Section shall equal the aggregate Percentage Interest evidenced by such Holder's Certificate(s) in the related Class multiplied by the aggregate of such amounts to be distributed to such Class.

         (c) On each Distribution Date the Trustee shall withdraw from the Certificate Account the Available Interest Amount for such date and shall distribute such amount in the following order of priority:

                 (i) concurrently, to the Class A Certificates and Class X Certificates, in proportion to the amount of Current Interest for each such Class, Current Interest for each such Class and such Distribution Date; and

                 (ii) concurrently, to the Class A Certificates and Class X Certificates, in proportion to the amount of Carryforward Interest for each such Class, Carryforward Interest for each such Class and such Distribution Date.

         (d) On each Distribution Date, the Trustee shall withdraw from the Certificate Account the Available Principal Amount for such date and shall distribute such amount to the Holders of the Class A Certificates in reduction of the Principal Amount thereof until the Principal Amount of the Class A Certificates has been reduced to zero.

         (e) The final distribution on any Certificate shall be made by wire transfer or otherwise as above specified, after due notice by the Trustee to each Holder of the pendency of such distribution and only upon surrender of such Certificate at the Corporate Trust Office.

         Section 3.03. [Reserved]

         Section 3.04. Statements to Certificateholders. (a) On each Distribution Date, the Trustee shall prepare, based on the information provided by the Administrator, and forward by mail a statement to each Certificateholder and each Rating Agency stating:

                 (i) the amount of principal distributable on such Distribution Date to the Holders of the Class A Certificates;

                 (ii) the amount of Current Interest distributable on such Distribution Date to the Holders of the Certificates;



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

                 (iii) the amount of Carryforward Interest distributable on such Distribution date to the Holders of the Certificates;

                 (iv) the Interest Rate applicable to each Class of Certificates with respect to such Distribution Date;

                 (v) the amount of principal and interest, if any, paid in respect of each of the Underlying Bonds on the related Distribution Date;

                 (vi) the outstanding principal balance of each of the Underlying Bonds and the Principal Amount or Notional Amount, as applicable, of each Class of Certificates as of such Distribution Date after giving effect to distributions of principal on such Distribution Date;

                 (vii) the amounts in (vi) above, expressed as percentages of the aggregate principal balance of the related Mortgage Loans; and

                 (viii) the aggregate principal balance of the related Mortgage Loans with respect to such Distribution Date.

         In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. The information furnished pursuant to subclauses
(iv) through (vii) inclusive shall be as reported in the Underlying Distribution Date Statements.

         (b) The Trustee shall, upon the request of any Certificateholder, include copies of the most current Underlying Distribution Date Statements previously delivered to the Trustee with each statement delivered pursuant to subsection (a) above.

         (c) For so long as any of the Certificates are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such Certificateholder, upon the request of such Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

         Section 3.05. No Segregation of Moneys. Money received by the Trustee hereunder need not be segregated in any manner except to the extent required by law, and as provided herein, and may be deposited under such general conditions as may be prescribed by law, and the Trustee shall not be liable for any interest thereon.

         Section 3.06. Tax Status and Reporting. The Depositor has structured this Agreement, and the Certificates have been (or will be) issued with the intention that such Certificates qualify under applicable tax laws as indebtedness. The Depositor, its affiliates, the Trustee and each Certificateholder (or Certificate Owner) by acceptance of its Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest



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

therein) agree to treat the Certificates (or beneficial interest therein) for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment of the Certificate as indebtedness for certain tax purposes.

                                   ARTICLE IV

                                THE CERTIFICATES

         Section 4.01. The Certificates. The Certificates shall be issued substantially in the forms set forth in Exhibit A. The aggregate of the Denominations of the Class A Certificates issued as of the Closing Date is $157,266,300.00. The aggregate of the Denominations of the Class X Certificates issued as of the Closing Date is $157,266,300.00.

         The Class A Certificates shall be issued in minimum Denominations in principal amount of $250,000 and integral multiples of $1 in excess thereof, and the Class X Certificates will be issued in minimum Denominations in notional amount of $20,000,000 and integral multiples of $1 in excess thereof; provided that one Certificate of each such Class may be issued in any amount in excess of such minimum denomination. The Certificates shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, authenticated by the Registrar and delivered by the Trustee to or upon the order of Depositor upon receipt by the Trustee of the Underlying Bonds pursuant to
Section 2.01 hereof. The Class A Certificates shall initially be issued as Book-Entry Certificates. The Class X Certificates shall initially be issued and shall be maintained as Definitive Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Registrar substantially in the form set forth in Exhibit A, and such manual signature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication and delivery.

         Section 4.02. Registration of and Limitations on Transfer and Exchange of Certificates.

         (a) The Registrar shall cause to be kept at its Corporate Trust Office a Certificate Register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

         Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute and the Registrar shall authenticate and deliver, in the name of the designated transferee or transferees,



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

one or more new Certificates in authorized Denominations evidencing the same aggregate Percentage Interests.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized Denominations evidencing the same aggregate Percentage Interests upon surrender of the Certificates to be exchanged at the Corporate Trust Office of the Registrar. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Each Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. Certificates delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer and exchange shall be cancelled by the Registrar and delivered to the Trustee for subsequent destruction without liability on the part of either.

         (b) Except as to any Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a Qualified Institutional Buyer, the Book-Entry Certificates shall, except as provided below, at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates; and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

         Any Book-Entry Certificate or interest therein that is transferred to an entity other than a Qualified Institutional Buyer may, in accordance with the applicable rules established by the Depository, and subject to Section 4.02(e) of this Agreement, be issued in the form of a Definitive Certificate.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement with respect to such transfers.

         (c) If (x)(i) the Depositor or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor or (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates and deliver them to or upon the order of Certificate Owners. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (d) On or prior to the Closing Date, there shall be delivered to the Depository, or to the Trustee as custodian therefor, one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Principal Amount or Notional Amount thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

         "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

         (e) Each transferee of a Book-Entry Certificate or interest therein, by its acceptance of such Certificate or interest, shall be deemed to have represented to the Trustee, the Depositor and the other Holders that (i) it is a "qualified institutional buyer," as such term is defined in Rule 144A under the Securities Act, or, if such Certificate or interest is to be purchased for one or more institutional accounts ("investor accounts") for which the Holder thereof is acting as fiduciary or agent (except if the Holder thereof is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or in a fiduciary capacity), each such investor account is a "qualified institutional buyer," (ii) it will not transfer such Certificate or interest except in accordance with this Agreement, and (iii) it will indemnify the Trustee and the Depositor against any liability that may result if any transfer of a Certificate is not exempt from the registration requirements of federal, state and foreign securities laws. No transfer of a Definitive Certificate shall be made unless the Trustee shall have received a representation letter from the proposed transferee in the form of Exhibit C or Exhibit D attached hereto.

         (f) The Class X Certificates shall initially be registered in the name of AUER &CO. Notwithstanding any other provision herein, the Class X Certificate shall not be transferred to any Person other than the Depositor, Sequoia Mortgage Funding Corporation or Redwood Trust, Inc., and the Trustee shall not register any transfer thereof, unless the Depositor shall have first delivered to the Trustee an Opinion of Counsel to the effect that such transfer of ownership will not result in material adverse tax consequences to the holders of Class A Certificates, the Trust or the Depositor. Upon any transfer of the Class X Certificates, the Trustee shall give prompt notice of such transfer to the Administrator.

         Section 4.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Registrar or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it and the Registrar harmless, then, in the absence of receipt by the Trustee of written notice that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor. Upon the issuance of any new Certificate under this Section 4.03, the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of a like Percentage Interest as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Registrar under the terms of this
Section 4.03 shall be cancelled
by the Registrar and delivered to the Trustee for subsequent destruction without liability on the part of either.

         Section 4.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee and any agent of the Trustee shall treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.02 and at any other time for all other purposes whatsoever, and neither the Trustee or the Registrar nor any agent of the Trustee or the Registrar shall be affected by notice to the contrary.

                                   ARTICLE V

                                   THE TRUSTEE

         Section 5.01. Representation and Warranty. The Trustee represents and warrants to the Depositor, for the benefit of the Certificateholders, that this Agreement has been executed and delivered by its Responsible Officer who is duly authorized to execute and deliver such document in such capacity on its behalf.

         Section 5.02. Directions to Trustee. The Trustee is hereby directed:

         (a) to accept assignment of the Underlying Bonds and hold the Trust Fund in trust for the Certificateholders;

         (b) to issue, execute and deliver the Certificates substantially in the forms prescribed by Exhibit A in accordance with the terms of this Agreement; and

         (c) to take all other actions as shall be required to be taken by the terms of this Agreement.

         Section 5.03. Liability of the Trustee. The Trustee shall be liable in accordance herewith only to the extent provided in Section 5.05 and only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein and no implied covenants or obligations shall be read into this Agreement against the Trustee.

         The Trustee, upon receipt of all certificates, opinions, documents or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such certificate, opinion, document or other instrument furnished to it pursuant to this Agreement.

         Section 5.04. Merger or Consolidation of the Trustee. Any Person into which the Trustee may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such Person shall satisfy the requirements for a successor trustee specified in the first sentence of Section 5.08.

         Section 5.05. Limitation on Liability of the Trustee and Others. In entering into this Agreement the Trustee acts solely as trustee hereunder and not in its individual capacity; and all persons having any claim under this Agreement or under the Certificates by reason of the transactions contemplated hereby shall look only to the Trust Fund for payment or satisfaction thereof, subject to this Section 5.05. The Trustee shall not be responsible for the validity or sufficiency of any Underlying Bond, the Trust Fund, any assignment or registration, or for any depreciation in the value of the Trust Fund, subject to this Section 5.05. The recitals and statements contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Registrar on the Certificates and the representation and warranty of the Trustee in Section 5.01) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of such recitals and statements.

         Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith (and shall be protected in acting or refraining from acting) pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trustee or any such person against liability for any breach of the warranty or representation made in
Section 5.01 hereof or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Trustee and any director, officer, employee or agent of the Trustee may rely in good faith and shall be protected in acting or refraining from acting on any document of any kind prima facie properly executed and submitted by any Person respecting any matter arising hereunder. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability, damage, tax, claim, action, suit or expense (including, without limitation, any and all extraordinary expenses of the Trust, including any taxes or tax-related payments (other than filing fees) and any expenses involved in any tax examination, audit or proceeding, including professional fees incurred by the Trustee in connection with any such examination, audit or proceeding) incurred by, imposed on or asserted against the Trustee in any way relating to or arising out of this Agreement, the Underlying Bonds, the administration of the Trust Fund, the action or inaction of the Trustee hereunder, or in connection with investigating, preparing or defending any legal action, commenced or threatened, relating to this Agreement or the Underlying Bonds, other than any loss, liability, damage, tax, claim, action, suit or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. All sums due the Trustee pursuant to the foregoing indemnity shall be reimbursed by the Depositor. The Trustee may consult counsel satisfactory to it and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. The Trustee may execute any of the powers of trust under this Agreement or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it. The Trustee shall not be deemed to have notice of any matter, including without limitation any event of default, unless one of its Responsible Officers has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Certificates generally or this Agreement. The Trustee shall not be under any obligation (i) to make any investigation into the facts or matters stated in any document of any kind presented to it or (ii) to appear in, prosecute or defend any legal action except with respect to the Underlying Bonds under the circumstances described in Section 3.01; provided, however, that the Trustee shall at the request of Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates undertake any such legal action which the Certificateholders making such request shall specify with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In the event the Trustee takes any action above, whether at the request of Certificateholders or otherwise, the legal fees and expenses of such action and any liability therefrom shall be borne by Certificateholders pursuant to indemnity furnished by them as a precondition to the Trustee's obligation to take any such action pursuant to any such request.

         The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty.

         Section 5.06. Trustee's Compensation. As compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) the Trustee shall be entitled to receive on each Distribution Date the compensation set forth in the letter dated as of May 4, 1999, between the Trustee and the Depositor.

         No provision of this Agreement or of the Certificates shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 5.07. Resignation and Removal of the Trustee. Subject to the last paragraph of this Section 5.07, the Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         The Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates may, at any time, remove the Trustee with cause and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 5.08 hereof.

         Section 5.08. Successor Trustee. Any successor trustee appointed as provided in Section 5.07 hereof shall be a bank, trust company or other fiduciary authorized to administer trusts, subject to regulation or supervision by federal or state authority and having a combined capital and surplus of at least $50,000,000. Any such successor trustee shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall transfer to the successor trustee the Underlying Bonds and shall turn over all related documents and statements held hereunder. In addition, the predecessor Trustee and, upon request of the successor trustee, the Depositor shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations, subject, however, to the payment of all amounts due the predecessor Trustee under this Agreement.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such Trustee hereunder to each Rating Agency and to all Holders of Certificates at their addresses as shown in the Certificate Register. The predecessor Trustee shall cooperate with the Depositor to prepare and mail such notice. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         No Trustee hereunder shall be personally liable hereunder by reason of any act or failure to act of any predecessor or successor trustee hereunder.

         Upon any termination or resignation of the Trustee, the Trustee shall be entitled to and shall receive any and all accrued and unpaid fees and expenses due to the Trustee hereunder.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.01. Termination Upon Distribution to Certificateholders. This Agreement and the respective obligations and responsibilities of the Depositor and the Trustee created hereby shall terminate upon the earlier of (i) the distribution to Certificateholders and the Trustee of all amounts required to be distributed pursuant to Article III; (ii) the receipt by the Trustee of a written instruction executed by or on behalf of 100% of Certificateholders ordering such termination; and (iii) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Holders of 100% of the Percentage Interests of each Class of Certificates may, at any time, deliver a written instruction to the Trustee, signed by or on behalf of each Holder, directing the Trustee to distribute all assets of the Trust Fund to such Holders in the manner specified in such instruction. The Trustee shall promptly comply with such instruction upon receipt thereof, and upon such compliance this Agreement and the Trust created hereby shall be terminated. Any expenses incurred by the Trustee in complying with such instruction shall be reimbursed by the Depositor.

         The Trustee shall notify the Certificateholders of the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given promptly by the Trustee by letter to Certificateholders and each Rating Agency mailed not later than three Business Days following the earlier of
(a) the receipt of notice by the Trustee of the final Distribution Date for the Underlying Bonds and (b) receipt by the Trustee of the final distribution on the Underlying Bonds, specifying (i) the Distribution Date as of which the final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final distribution, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. Upon presentation and surrender of a Certificate, the Trustee shall cause to be distributed to the Holder thereof an amount equal to all interest and principal distributable on such Certificate on the Final Distribution Date.

         Section 6.02. Failure of Certificateholders to Surrender Certificates. In the event that any of the Certificateholders shall not surrender their Certificates for cancellation within six months after the Final Distribution Date, the Trustee shall give a written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after such notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to the Trust Fund.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.01. Amendment. This Agreement may be amended from time to time by the Trustee and the Depositor, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in the Private Placement Memorandum, to correct an error, or to correct or supplement any provisions herein which may be inconsistent with any other provision herein, (iii) to add such other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with other provisions of this Agreement, or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code; provided that such action pursuant to clause
(iii) above shall not adversely affect in any material respect the interests of any Certificateholder and that no such amendment shall, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect the tax status of the Trust pursuant to this Agreement. This Agreement may also be amended from time to time by the Trustee and the Depositor with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates for the purpose of adding any provisions to or modifying this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates then Outstanding, or (iii) permit the removal of the Trustee without cause. In addition, this Agreement and the Certificates may be amended at any time with the consent of the Holders of Certificates evidencing 100% of the Percentage Interests of each Class for the purpose of increasing or decreasing the Interest Rate applicable to any Class of Certificates.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and to each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Section 7.02. Limitation on Rights of Certificateholders. The dissolution, bankruptcy, termination, death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

         Except as expressly provided in this Agreement, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         Except in the case of an action, suit or proceeding against the Trustee in respect to a breach or alleged breach of its duties and responsibilities hereunder, no Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any action, suit or proceeding in equity or at law upon or under or with respect to this Agreement unless such Holder previously shall have given to the Trustee a written notice of the basis of such action, suit or proceeding, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of each Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Holder of a Certificate and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder of Certificates, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 7.03. Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

         Section 7.04. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York, and the obligations, rights and remedies of the parties hereto and the Certificateholders shall be determined in accordance with such laws without regard to conflict of laws principles applied in New York.

         Section 7.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of the Depositor, Sequoia Mortgage Trust 1, c/o Redwood Trust, Inc., 591 Redwood Highway, Suite 3100, Mill Valley, California 94941, Attention: Vickie Rath or to such other address as may hereafter be furnished to the Trustee in writing by the Depositor; (b) in the case of the Trustee, First Union National Bank, 230 South Tryon Street, Charlotte, North Carolina 28288-1179, Attention: Corporate Trust Department, or to such other address as may hereafter be furnished to the Depositor in writing by the Trustee; (c) in the case of the Administrator, Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562,
Attention: Sequoia Mortgage Trust 1A, 99-A; (d) in the case of Moody's, Moody's Investors Service, 99 Church Street, New York, New York 10007, Attention: Rod Dubitsky; and (e) in the case of S&P, Standard & Poor's Investors Services, 26 Broadway, 10th Floor, New York, New York 10004, Attention: Residential Mortgage Surveillance Group. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed whether or not the Certificateholder receives such notice.

         Section 7.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 7.07. Certificates Nonassessable and Fully Paid. It is the intention of this Agreement that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 2.02 are and shall be deemed fully paid.

         Section 7.08. Limitations of Liability. Notwithstanding any other provision herein or elsewhere (i) this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee (the "Owner Trustee") of the Depositor under the Amended and Restated Deposit Trust Agreement of the Depositor, dated as of July 17, 1997 (the "Deposit Trust Agreement"), and solely pursuant to the instruction of Sequoia Mortgage Funding Corporation as the sole Certificateholder (as defined in the Deposit Trust Agreement) of the Depositor under the Deposit Trust Agreement, (ii) in no event shall Wilmington Trust Company or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Depositor hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Depositor, and (iii) for all purposes of this Agreement and every other document, the Owner Trustee and Wilmington Trust Company shall be entitled to the benefits of the Deposit Trust Agreement.

                                  ARTICLE VIII

                               SECURITIES ACCOUNT

         Section 8.01. The Securities Account. The Depositor shall establish a "Securities Account" in the name of the Securities Intermediary which shall be pledged to the Trustee, as collateral agent, for the benefit of the Certificateholders. The Securities Account shall be a segregated, non-interest-bearing trust account maintained with the Trustee and established for the purpose of holding the Underlying Bonds. The Depositor and the Trustee hereby appoint First Union National Bank as Securities Intermediary with respect to the Securities Account, and the Depositor hereby grants to the Trustee, as collateral agent for the benefit of the Certificateholders, a security interest to secure all amounts due Certificateholders hereunder in and to the Securities Account and the Security Entitlements to all Financial Assets credited to the Securities Account, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Securities Account and all proceeds thereof. Amounts held from time to time in the Securities Account will continue to be held by the Securities Intermediary for the benefit of the Trustee, as collateral agent, for the benefit of the Certificateholders. Upon the termination of the Trust, the Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Certificates or interests therein, the Certificateholders shall be deemed to have appointed First Union National Bank as Securities Intermediary. First Union National Bank hereby accepts such appointment as Securities Intermediary.

                 (i) With respect to the Account Property credited to the Securities Account, the Securities Intermediary agrees that:

                         (A) any Account Property that is held in deposit
                 accounts shall be held solely in a bank rated no less than "Aaa" by Moody's and "AAA" by S&P, or a bank otherwise approved in writing by each Rating Agency; and each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

                         (B) the sole assets permitted in the Securities Account
                 shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

                         (C) any such Account Property that is, or is treated
                 as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining the Securities Account in accordance with the Securities Intermediary's customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Trustee with respect thereto over which the Securities Intermediary or such other institution has Control.

                 (ii) The Securities Intermediary hereby confirms that (A) the Securities Account is an account to which Financial Assets are or may be credited, and the

         Securities Intermediary shall, subject to the terms of this Agreement, treat the Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Securities Account, (B) all Account Property in respect of the Securities Account will be promptly credited by the Securities Intermediary to the Securities Account, and (C) all securities or other property underlying any Financial Assets credited to the Securities Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Securities Account be registered in the name of the Depositor, payable to the order of the Depositor or specially endorsed to the Depositor except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank.

                 (iii) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to the Securities Account shall be treated as a Financial Asset.

                 (iv) If at any time the Securities Intermediary shall receive any order from the Trustee directing transfer or redemption of any Financial Asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Depositor or any other Person. If at any time the Trustee notifies the Securities Intermediary in writing that the Trust has been terminated in accordance herewith and the security interest granted above has been released, then thereafter if the Securities Intermediary shall receive any order from the Depositor directing transfer or redemption of any Financial Asset relating to the Securities Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Trustee or any other Person.

                 (v) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Securities Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Trustee. The Financial Assets credited to the Securities Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Trustee (except that the Securities Intermediary may set off the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                 (vi) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor with respect to the Securities Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

                 (vii) The rights and powers granted herein to the Trustee have been granted in order to perfect its security interest in the Securities Account and the Security Entitlements to the Financial Assets credited thereto and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Trustee in the Securities Account and such Security Entitlements has been terminated pursuant to the terms of this Agreement and the Trustee has notified the Securities Intermediary of such termination in writing.

                 (viii) Notwithstanding anything else contained herein, the Depositor agrees that the Securities Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which agrees substantially as follows:
         (1) it will comply with Entitlement Orders related to such account issued by the Trustee, as collateral agent, without further consent by the Depositor; (2) until termination of the Agreement, it will not enter into any other agreement related to such account pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Trustee, as collateral agent; and (3) all assets delivered or credited to it in connection with such account and all investments thereof will be promptly credited to such account.

                 (ix) The Depositor agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the Relevant UCC or this Agreement) as may be determined to be necessary, in order to perfect the interests created by this Section and otherwise effectuate the purposes, terms and conditions.

         Section 8.02. Definitions. Capitalized terms set forth below and used in Section 8.01 shall have the following meanings:

         "Account Property" means all amounts and investments held from time to time in the Securities Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise), and all proceeds of the foregoing.

         "Control" shall have the meaning specified in Section 8-106 of the UCC.

         "Entitlement Holder" shall have the meaning specified in Section 8-102(a)(7) of the UCC.

         "Entitlement Order" shall have the meaning specified in Section 8-102(a)(8) of the UCC (i.e., generally, orders directing the transfer or redemption of any Financial Asset).

         "Financial Asset" shall have the meaning specified in Section 8-102(a)(9) of the UCC.

         "Relevant UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

         "Securities Intermediary" means the Person acting as Securities Intermediary under this Agreement (which is First Union National Bank), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 8.01.

         "Security Entitlement" shall have the meaning specified in Section 8-102(a)(17) of the UCC.

         "UCC" shall mean the Uniform Commercial Code as adopted in the State of New York.

         Section 8.03. Liability of the Securities Intermediary. The Securities Intermediary shall be liable in accordance herewith only to the same extent as the Trustee shall be liable hereunder as provided in Sections 5.03 and 5.05 hereof.

         IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       SEQUOIA MORTGAGE TRUST 1

                                       By: WILMINGTON TRUST COMPANY, not in its
                                           individual capacity, but solely as
                                           Owner Trustee of Sequoia Mortgage
                                           Trust 1 under the Amended and
                                           Restated Deposit Trust Agreement
                                           dated as of July 17, 1997

                                           By:__________________________________
                                              Name:
                                              Title:



                                       FIRST UNION NATIONAL BANK,
                                         as Trustee



                                       By: _____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                         [Form of Class A Certificates]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF SEQUOIA MORTGAGE TRUST 1, THE TRUSTEE (AS HEREINAFTER DEFINED) OR ANY OF THEIR RESPECTIVE AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY NOR ANY OTHER PERSON OR ENTITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS THE PROPOSED TRANSFEREE IS (I) A "QUALIFIED INSTITUTIONAL BUYER" PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A "QUALIFIED INSTITUTIONAL BUYER" TO WHOM NOTICE HAS BEEN GIVEN THAT THE RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (II) A SOPHISTICATED INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" OR ALL OF WHOSE EQUITY OWNERS ARE "ACCREDITED INVESTORS" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, OR, IF THIS CERTIFICATE IS TO BE PURCHASED FOR ONE OR MORE INSTITUTIONAL ACCOUNTS ("INVESTOR ACCOUNTS") FOR WHICH SUCH PROPOSED TRANSFEREE IS ACTING AS FIDUCIARY OR AGENT (EXCEPT IF SUCH PROPOSED TRANSFEREE IS A BANK DEFINED IN
SECTION 3(a)(2) OF THE SECURITIES ACT, OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION AS DESCRIBED IN SECTION 3(a)(5)(A) OF THE SECURITIES ACT, WHETHER ACTING IN ITS INDIVIDUAL OR IN A FIDUCIARY CAPACITY), EACH SUCH INVESTOR ACCOUNT IS AN INSTITUTIONAL INVESTOR AND AN "ACCREDITED INVESTOR" ON A LIKE BASIS, AND SUCH TRANSFER IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE TRUST AGREEMENT REFERRED TO HEREIN. ANY SUCH TRANSFER MUST ALSO COMPLY WITH THE OTHER PROVISIONS OF SECTION 4.02 OF THE TRUST AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            SEQUOIA MORTGAGE TRUST 1A

                       MORTGAGE BOND-BACKED CERTIFICATES,
                                  SERIES 1999-A

                                     Class A


Certificate No. 1

Original Principal Amount of this Certificate: $157,266,300.00

Percentage Interest: 100%

Certificate Interest Rate: Variable

Closing Date: May 4, 1999

CUSIP No.: 817435 AC4

         This certifies that CEDE & CO. is the registered owner of the undivided Percentage Interest evidenced by this Certificate in the aggregate amount distributable on the Class of Certificates specified above evidencing undivided ownership interests in a trust fund (the "Trust Fund") consisting primarily of two classes of collateralized mortgage bonds with an aggregate outstanding principal amount as of the Closing Date of $157,266,300.30 (the "Underlying Bonds"), collateralized by a pool of adjustable rate, one- to-four-family first lien mortgage loans and the Bond Insurance Policy. The Trust Fund was created pursuant to a trust agreement dated May 4, 1999 (the "Trust Agreement") between Sequoia Mortgage Trust 1 (the "Depositor") and First Union National Bank, as trustee (the "Trustee"), which terms include any successor entity under the Trust Agreement, a summary of certain of the pertinent provisions of which is set forth hereinafter. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate is one of a duly authorized issue of Sequoia Mortgage Trust 1A Mortgage Bond-Backed Certificates, Series 1999-A (herein called the "Certificates") issued under the Trust Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Trustee and the Holders of the Certificates and the terms upon which the Certificates are executed and delivered. All terms used in this Certificate which are defined in the Trust Agreement shall have the meanings assigned to them in the Trust Agreement.

         The Trust Agreement requires the distribution on each Distribution Date, commencing in June 1999, to the person in whose name this Certificate is registered at the close of business on the immediately preceding Record Date, of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount distributable pursuant to the Trust Agreement on the Class of Certificates specified above for such Distribution Date. Pursuant to the Trust Agreement, this Class of Certificates is entitled on each Distribution Date to distributions of interest and of principal to the extent provided for in the Trust Agreement. Notwithstanding the foregoing, the obligation of the Trustee to make any such distribution on any Distribution Date is limited to the extent that distributions of interest and principal in respect of the Underlying Bonds shall have been received by it not later than such Distribution Date.

         Distributions on this Certificate will be made by the Trustee by wire transfer to an account specified in writing by such Certificateholder at least five Business Days prior to the preceding Record Date or in such other manner as may be agreed to by the Trustee and such Certificateholder. Except as otherwise provided in the Trust Agreement, the final distribution on this Certificate will be made only upon presentation and surrender of this Certificate to the Trustee at the office thereof specified in the notice to Certificateholders of such final distribution.

         The Certificates are limited in right of distribution to the Percentage Interests represented thereby in distributions in respect of the Underlying Bonds received by the Trustee, subject to the provisions of and all as more specifically set forth in the Trust Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for distributions hereunder and that neither the Trustee in its individual capacity nor the Depositor is personally liable to the Certificateholders for any amount distributable under this Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

         This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         This Class of Certificates is issuable in registered form in minimum denominations of $250,000 initial Principal Amount and integral multiples of $1 in excess thereof. Transfer of this Class of Certificates is subject to certain restrictions and limitations in the manner more fully set forth above and in, and as limited by, the Trust Agreement.

         The Holder hereof or of any interest herein, by its acceptance of this Certificate or such interest, agrees with the Trustee, the Depositor and the other Holders that (i) it is a "qualified institutional buyer", as such term is defined in Rule 144A under the Securities Act or a sophisticated institutional investor that is, or in which each equity owner is, an "accredited investor" as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or, if this Certificate or such interest is to be purchased for one or more institutional accounts ("investor accounts") for which the Holder hereof or thereof is acting as fiduciary or agent (except if the Holder hereof or thereof is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or in a fiduciary capacity), each such investor account is an institutional investor and an "accredited investor" on a like basis, (ii) it will not transfer this Certificate or such interest except in accordance with the Trust Agreement, (iii) it will indemnify the Trustee and the Depositor against any liability that may result if any transfer of this Certificate or such interest is not exempt from the registration requirements of federal, state and foreign securities laws, and (iv) it will treat this Certificate as debt for all tax purposes. The foregoing agreements are in addition to the other obligations of the Holders under the Trust Agreement.

         The Trustee and the Registrar shall treat the person in whose name a Certificate is registered as provided in the Trust Agreement as the absolute owner thereof for all purposes, whether or not such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Trustee nor the Registrar shall be affected by any notice to the contrary.

         The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights of the Holders of the Certificates under the Trust Agreement at any time by the Depositor and Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding upon such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate. The Trust Agreement also permits the Trustee to amend or waive certain terms and conditions set forth in the Trust Agreement without the consent of Holders of the Certificates issued thereunder.

         IN WITNESS WHEREOF, the Trustee has caused this certificate to be duly executed.


Dated:____________________               FIRST UNION NATIONAL BANK, not in its
                                         individual capacity but solely as
                                         Trustee of the within mentioned Trust
                                         Fund



                                         By:____________________________________
                                            Authorized Officer



                          Certificate of Authentication

         This is one of the Certificates referred to in the within mentioned Trust Agreement.


Dated:___________________
                                        FIRST UNION NATIONAL BANK,
                                        as Registrar



                                        By:_____________________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

the within Certificate and hereby authorize(s) the transfer of registration of such Certificate on the books of the Registrar.

         I (we) further direct the Registrar to issue a new Certificate of authorized denomination or notional amount, as the case may be, evidencing the same aggregate Percentage Interest as the within Certificate, to the above named assignee and to deliver such Certificate to the following address: _______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated: _______________________


Tax Identification                     _________________________________________
No. of Assignee:                       Signature by or on behalf of assignor
                                       (signature must be signed as registered)



______________________________         _________________________________________
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for the information of the
Trustee:

Distribution shall be made by wire transfer in immediately available funds to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

for the account of account number _____, or, if mailed by check, to ____________

         Applicable statements should be mailed to _____________________________

________________________________________________________________________________



                                       _________________________________________
                                       Signature of assignee or agent
                                       (for authorization of wire transfer only)

                         [Form of Class X Certificates]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF SEQUOIA MORTGAGE TRUST 1, THE TRUSTEE (AS HEREINAFTER DEFINED) OR ANY OF THEIR RESPECTIVE AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY NOR ANY OTHER PERSON OR ENTITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS THE PROPOSED TRANSFEREE IS (I) A "QUALIFIED INSTITUTIONAL BUYER" PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A "QUALIFIED INSTITUTIONAL BUYER" TO WHOM NOTICE HAS BEEN GIVEN THAT THE RESALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (II) A SOPHISTICATED INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" OR ALL OF WHOSE EQUITY OWNERS ARE "ACCREDITED INVESTORS" AS SUCH TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, OR, IF THIS CERTIFICATE IS TO BE PURCHASED FOR ONE OR MORE INSTITUTIONAL ACCOUNTS ("INVESTOR ACCOUNTS") FOR WHICH SUCH PROPOSED TRANSFEREE IS ACTING AS FIDUCIARY OR AGENT (EXCEPT IF SUCH PROPOSED TRANSFEREE IS A BANK DEFINED IN
SECTION 3(a)(2) OF THE SECURITIES ACT, OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION AS DESCRIBED IN SECTION 3(a)(5)(A) OF THE SECURITIES ACT, WHETHER ACTING IN ITS INDIVIDUAL OR IN A FIDUCIARY CAPACITY), EACH SUCH INVESTOR ACCOUNT IS AN INSTITUTIONAL INVESTOR AND AN "ACCREDITED INVESTOR" ON A LIKE BASIS, AND SUCH TRANSFER IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE TRUST AGREEMENT REFERRED TO HEREIN. ANY SUCH TRANSFER MUST ALSO COMPLY WITH THE OTHER PROVISIONS OF SECTION 4.02 OF THE TRUST AGREEMENT.

EXCEPT AS PROVIDED IN SECTION 4.02 OF THE TRUST AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON UNLESS THE TRUSTEE SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER WILL NOT RESULT IN MATERIAL ADVERSE TAX CONSEQUENCES TO THE HOLDERS OF CLASS A CERTIFICATES, THE TRUST FUND OR THE DEPOSITOR.

PRINCIPAL WILL NOT BE DISTRIBUTABLE IN RESPECT OF THIS CERTIFICATE. INTEREST IS CALCULATED ON THIS CERTIFICATE BASED ON A NOTIONAL AMOUNT, WHICH, AS OF ANY DISTRIBUTION DATE, IS EQUAL TO THE AGGREGATE PRINCIPAL AMOUNT OF THE CLASS A CERTIFICATES ON SUCH DISTRIBUTION DATE. CONSEQUENTLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT OF THIS CERTIFICATE AS SET FORTH HEREIN.

                            SEQUOIA MORTGAGE TRUST 1A

                       MORTGAGE BOND-BACKED CERTIFICATES,
                                  SERIES 1999-A

                                     Class X


Certificate No. 1

Original Notional Amount of this Certificate: $157,266,300.00

Percentage Interest: 100%

Certificate Interest Rate: Variable

Closing Date: May 4, 1999

CUSIP No.: 817435 AD2

         This certifies that AUER & CO. is the registered owner of the undivided Percentage Interest evidenced by this Certificate in the aggregate amount distributable on the Class of Certificates specified above evidencing undivided ownership interests in a trust fund (the "Trust Fund") consisting primarily of two classes of collateralized mortgage bonds with an aggregate outstanding principal amount as of the Closing Date of $157,266,300.30 (the "Underlying Bonds") collateralized by a pool of adjustable rate, one- to-four-family first lien mortgage loans and the Bond Insurance Policy. The Trust Fund was created pursuant to a trust agreement dated May 4, 1999 (the "Trust Agreement") between Sequoia Mortgage Trust 1 (the "Depositor") and First Union National Bank, as trustee (the "Trustee"), which terms include any successor entity under the Trust Agreement, a summary of certain of the pertinent provisions of which is set forth hereinafter. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate is one of a duly authorized issue of Sequoia Mortgage Trust 1A Mortgage Bond-Backed Certificates, Series 1999-A (herein called the "Certificates") issued under the Trust Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Trustee and the Holders of the Certificates and the terms upon which the Certificates are executed and delivered. All terms used in this Certificate which are defined in the Trust Agreement shall have the meanings assigned to them in the Trust Agreement.

         The Trust Agreement requires the distribution on each Distribution Date, commencing June 1999, to the person in whose name this Certificate is registered at the close of business on the immediately preceding Record Date, of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount distributable pursuant to the Trust Agreement on the Class of Certificates specified above for such Distribution Date. Pursuant to the Trust Agreement, this Class of Certificates is entitled on each Distribution Date to distributions of interest to the extent provided for in the Trust Agreement. Notwithstanding the foregoing, the obligation of the Trustee to make any such distribution on any Distribution Date is limited to the extent that distributions of interest in respect of the Underlying Bonds shall have been received by it not later than such Distribution Date.

         Distributions on this Certificate will be made by the Trustee by wire transfer to an account specified in writing by such Certificateholder at least five Business Days prior to the preceding Record Date or in such other manner as may be agreed to by the Trustee and such Certificateholder. Except as otherwise provided in the Trust Agreement, the final distribution on this Certificate will be made only upon presentation and surrender of this Certificate to the Trustee at the office thereof specified in the notice to Certificateholders of such final distribution.

         The Certificates are limited in right of distribution to the Percentage Interests represented thereby in distributions in respect of the Underlying Bonds received by the Trustee, subject to the provisions of and all as more specifically set forth in the Trust Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for distributions hereunder and that neither the Trustee in its individual capacity nor the Depositor is personally liable to the Certificateholders for any amount distributable under this Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

         This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         This Class of Certificates is issuable in registered form in minimum denominations of $20,000,000 initial Notional Amount and integral multiples of $1 in excess thereof. Transfer of this Class of Certificates is subject to certain restrictions and limitations in the manner more fully set forth above and in, and as limited by, the Trust Agreement.

         The Holder hereof or of any interest herein, by its acceptance of this Certificate or such interest, agrees with the Trustee, the Depositor and the other Holders that (i) it is a "qualified institutional buyer", as such term is defined in Rule 144A under the Securities Act or a sophisticated institutional investor that is, or in which each equity owner is, an "accredited investor" as such term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or, if this Certificate or such interest is to be purchased for one or more institutional accounts ("investor accounts") for which the Holder hereof or thereof is acting as fiduciary or agent (except if the Holder hereof or thereof is a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as described in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or in a fiduciary capacity), each such investor account is an institutional investor and an "accredited investor" on a like basis, (ii) it will not transfer this Certificate or such interest except in accordance with the Trust Agreement, (iii) it will indemnify the Trustee and the Depositor against any liability that may result if any transfer of this Certificate or such interest is not exempt from the registration requirements of federal, state and foreign securities laws, and (iv) it will treat this Certificate as debt for all tax purposes. The foregoing agreements are in addition to the other obligations of the Holders under the Trust Agreement.

         The Trustee and the Registrar shall treat the person in whose name a Certificate is registered as provided in the Trust Agreement as the absolute owner thereof for all purposes, whether or not such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Trustee nor the Registrar shall be affected by any notice to the contrary.

         The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights of the Holders of the Certificates under the Trust Agreement at any time by the Depositor and Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding upon such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate. The Trust Agreement also permits the Trustee to amend or waive certain terms and conditions set forth in the Trust Agreement without the consent of Holders of the Certificates issued thereunder.

         IN WITNESS WHEREOF, the Trustee has caused this certificate to be duly executed.


Dated:____________________              FIRST UNION NATIONAL BANK,
                                        not in its individual capacity but
                                        solely as Trustee of the within
                                        mentioned Trust Fund



                                        By:___________________________________
                                           Authorized Officer



                          Certificate of Authentication

               This is one of the Certificates referred to in the within mentioned Trust Agreement.


Dated:___________________
                                        FIRST UNION NATIONAL BANK,
                                        as Registrar



                                        By:___________________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address, including postal zip code, of assignee)

the within Certificate and hereby authorize(s) the transfer of registration of such Certificate on the books of the Registrar.

         I (we) further direct the Registrar to issue a new Certificate of authorized denomination or notional amount, as the case may be, evidencing the same aggregate Percentage Interest as the within Certificate, to the above named assignee and to deliver such Certificate to the following address: _______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:____________________________


Tax Identification                      ________________________________________
No. of Assignee:                        Signature by or on behalf of assignor
                                        (signature must be signed as registered)



__________________________________      ________________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for the information of the
Trustee:

Distribution shall be made by wire transfer in immediately available funds to

________________________________________________________________________________

________________________________________________________________________________

for the account of account number _____, or, if mailed by check, to ____________

         Applicable statements should be mailed to _____________________________

________________________________________________________________________________



                                       _________________________________________
                                       Signature of assignee or agent
                                       (for authorization of wire transfer only)

                                    EXHIBIT B

                          SCHEDULE OF UNDERLYING BONDS


                                     Original Principal    Outstanding Principal
Certificate Designation                    Amount                  Amount
-----------------------                    ------                  ------
Sequoia Mortgage Trust 1
Collateralized Mortgage Bonds
  Class A-1                           $334,347,000.00         $98,403,314.15
  Class A-2                            200,000,000.00          58,862,986.15

                                    EXHIBIT C

                       FORM OF RULE 144A INVESTMENT LETTER
       [FORM OF "QUALIFIED INSTITUTIONAL BUYER" TRANSFEREE'S CERTIFICATE]



                                                            ____________________
                                                                    Date
Sequoia Mortgage Trust 1
c/o Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, California 94941
Attention: Vickie Rath

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288
Attention: Structured Finance Trust Services - NC1179


         Re:  Sequoia Mortgage Trust 1A Mortgage
              Bond-Backed Certificates, Series 1999-A

Ladies and Gentlemen:

         In connection with our acquisition of the above-referenced Mortgage Bond-Backed Certificates (the "Certificates") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the transferor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we have not, nor has anyone acting on our behalf, offered, transferred, pledged, sold or otherwise disposed of the Certificates or any interest in the Certificates, or solicited any offer to buy, transfer, pledge or otherwise dispose of the Certificates or any interest in the Certificates from any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or any state securities laws or require registration pursuant thereto, and we will not act, or authorize any person to act, in such manner with respect to the Certificates, and (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act. We are aware that the sale to us is being made in reliance on Rule 144A under the Act. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A under the Act and understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Act or (ii) pursuant to another exemption from registration under the Act.

                                        Very truly yours,



                                        ________________________________________
                                        Print Name of Purchaser



                                        By: ____________________________________
                                             Name:
                                             Title:

                                    EXHIBIT D

                     FORM OF NON-RULE 144A INVESTMENT LETTER



                                                            ____________________
                                                                    Date
Sequoia Mortgage Trust 1
c/o Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, California 94941
Attention: Vickie Rath

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288
Attention: Structured Finance Trust Services - NC1179

         Re:  Sequoia Mortgage Trust 1A Mortgage
              Bond-Backed Certificates, Series 1999-A

Ladies and Gentlemen:

         In connection with our acquisition of the above-referenced Mortgage Bond-Backed Certificates (the "Certificates") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the transferor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action that would result in a violation of Section 5 of the Act or any state securities laws, and (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act and in compliance with any relevant state securities laws or is exempt from such registration requirements and, if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Trust Agreement dated May 4, 1999, between Sequoia Mortgage Trust 1, as depositor, and First Union National Bank, as trustee.

                                        Very truly yours,



                                        ________________________________________
                                        Print Name of Purchaser



                                        By:_____________________________________
                                            Name:
                                            Title:















                                       D-2